SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                              Franklin Alternative Strategies Funds

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Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple investment advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has overall responsibility for the Fund’s investments. K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  K2 Advisors and the Trust have received an exemptive order from the U.S. Securities and Exchange Commission that allows the Fund to operate in a “manager of managers” structure whereby K2 Advisors, as the Fund’s investment manager, can appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors, each subject to board approval but without obtaining shareholder approval.

On December 6, 2013, the Trust’s Board of Trustees, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and Graham Capital Management, L.P. (“Graham Capital”), pursuant to which Graham Capital began managing an allocated portion of the Fund’s assets on December 20, 2013.

A more detailed description of Graham Capital and its investment operations, and information about the new sub-advisory agreement with Graham Capital, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about March 20, 2014, to shareholders of record of the Fund as of February 28, 2014.  The Information Statement will be available online until at least June 30, 2014, at https://www.franklintempleton.com/K2GrahamInfo.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple investment advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has overall responsibility for the Fund’s investments. K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  K2 Advisors and the Trust have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that allows the Fund to operate in a “manager of managers” structure whereby K2 Advisors, as the Fund’s investment manager, can appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors, each subject to board approval but without obtaining shareholder approval.

In addition, the Trust’s Board of Trustees (the “Board” or the “Trustees”), at an in-person meeting on December 6, 2013 (the “December Meeting”), on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and Graham Capital Management, L.P. (“Graham Capital”), pursuant to which Graham Capital began managing an allocated portion of the Fund’s assets on December 20, 2013.

This Information Statement is being made available via the internet beginning on or about March 20, 2014, to all shareholders of record of the Fund as of February 28, 2014 (the “Record Date”).  The Information Statement will be available online at https://www.franklintempleton.com/K2GrahamInfo until at least June 30, 2014.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPOINTMENT OF Graham Capital AS SUB-ADVISOR TO THE FUND

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and Graham Capital (the “New Sub-Advisory Agreement”).  This Information Statement provides details regarding Graham Capital, the New Sub-Advisory Agreement and the reasons the Board appointed Graham Capital as a new sub-advisor.

What is the Manager of Managers Structure?

K2 Advisors and the Trust have received an exemptive order from the SEC that allows the Fund to operate in a “manager of managers” structure whereby K2 Advisors, as the Fund’s investment manager, can appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors, each subject to board approval but without obtaining shareholder approval (the “Manager of Managers Structure”).  The SEC exemptive order provides the Fund with greater efficiency and without incurring the expense and delays associated with obtaining shareholder approval of sub-advisory agreements with such sub-advisors.

Under the Manager of Managers Structure, K2 Advisors has the ultimate responsibility, subject to oversight by the Fund’s Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Fund’s Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Fund’s Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in the SEC exemptive order.  One condition, which will be satisfied by providing this Information Statement, is that the Fund must inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within 90 days after the hiring.

Why was Graham Capital appointed as a New Sub-Advisor?

K2 Advisors recommended that the Board approve the appointment of Graham Capital as a sub-advisor to the Fund to manage a portion of the Fund’s assets using a “systematic” global macro investment strategy, where Graham Capital seeks to profit by utilizing quantitative models to identify investment opportunities across different asset classes and markets.  As a registered commodity trading adviser, Graham Capital will seek to implement its investment strategies primarily through long and short positions in a wide range of exchange traded futures contracts, including equity index, fixed income, commodities and currency contracts and in forward foreign currency contracts.

Has the addition of Graham Capital increased the Fund’s fees and expenses?

The addition of Graham Capital as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of Graham Capital as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or in the level of services that are provided to the Fund.

Information about GRAHAM Capital

            Graham Capital, an SEC-registered investment adviser located at 40 Highland Avenue, Rowayton, Connecticut 06853, was organized as a Delaware limited partnership in May 1994. Graham Capital is majority owned by KGT Investment Partners, L.P. (“KGL Investment”), a Delaware limited partnership located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. KGL Investment is ultimately owned by Kenneth G. Tropin, Chairman of Graham Capital, and members of his immediate family. The general partner of Graham Capital is KGT, Inc., a Delaware corporation located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Graham Capital is also registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association. As of March 1, 2014, Graham Capital had approximately $7.5 billion of assets under management.

            The names and principal occupations of the principal executive officers of Graham Capital, as of the Record Date, are set forth below. The business address of each person is 40 Highland Avenue, Rowayton, Connecticut 06853.

Name and Address	Title
Kenneth G. Tropin	Chairman
Pablo Calderini	President and CIO
Robert Murray	CEO
Paul Sedlack	COO

Graham Capital is also a sub-advisor to a portion of the Goldman Sachs Multi-Manager Alternatives Fund, which has an investment objective and principal investment strategies that are similar to the portion of the Fund’s assets managed by Graham Capital, and for which Graham Capital receives fees based on an annual percentage of the average daily net assets of the fund allocated to Graham Capital.

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, Graham Capital provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and Graham Capital, including management of a continuous investment program for that portion of the Fund’s assets allocated to Graham Capital by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates Graham Capital for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time by K2 Advisors.  K2 Advisors pays Graham Capital for its services from the management fees K2 Advisors receives from the Fund.

Payment of Expenses.  During the term of the New Sub-Advisory Agreement, Graham Capital will pay all expenses incurred, respectively, in connection with the activities to be provided by Graham Capital under the agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Sub-Advised Portion.

Brokerage.  In performing the services described above, Graham Capital shall use its best efforts to obtain for the Fund the most favorable price and execution available.  Subject to prior authorization of appropriate policies and procedures by the Board, Graham Capital may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information (“SAI”), cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date, unless earlier terminated.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a vote of the majority of the Board who are not “interested persons” (“Independent Trustees”) of any party to the New Sub-Advisory Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days’ written notice to K2 Advisors and Graham Capital, (ii) by K2 Advisors or Graham Capital upon sixty days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by Graham Capital of any of Graham Capital’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected within five business days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the Investment Company Act of 1940, as amended, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the New Sub-Advisory Agreement, Graham Capital and its directors, officers or employees cannot be held liable to K2 Advisors or the Fund in the absence of Graham Capital’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties, or untrue statement of material fact (or omission of such statement) pertaining to the Sub-Advised Portion or Graham Capital.  Graham Capital is required to indemnify the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees for any damages or liability incurred by them as a result of Graham Capital’s material breach of the New Sub-Advisory Agreement, as well as under certain other circumstances.  The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify Graham Capital.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At the December Meeting, K2 Advisors recommended that the Board approve the New Sub-Advisory Agreement, and the Board, including a majority of the Independent Trustees of the Fund, approved the New Sub-Advisory Agreement.  In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and initial approval of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors at the meeting of the Board in September 2013 (the “September Meeting”).

In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at the September Meeting, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of the New Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that Graham Capital would provide to the Fund, and the proposed sub-advisory fees payable to Graham Capital; (3) a report from K2 Advisors on the diligence conducted on Graham Capital and the reasons for recommending Graham Capital as a sub-advisor for the Fund, including, but not limited to, Graham Capital’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding Graham Capital’s compliance program and capabilities, including Graham Capital’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by Graham Capital to the Fund under the New Sub-Advisory Agreement; (2) Graham Capital’s experience as a manager of other funds and accounts; (3) Graham Capital’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of Graham Capital, including its expertise in the management of other alternative strategy funds; (6) profitability matters; and (7) the reports referred to above provided by K2 Advisors and the Fund’s Chief Compliance Officer. Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as Graham Capital’s risk management program.

The following sets forth some of the primary information and factors relevant to the Board’s decisions.  This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES.  The Trustees reviewed the nature, extent and quality of the services to be provided by Graham Capital. In this regard, they reviewed the Fund’s investment goal and Graham Capital’s proposed investment strategy and sub-strategy, and Graham Capital’s ability to implement such investment strategy and/or sub-strategy, including, but not limited to, Graham Capital’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by Graham Capital, the Board noted the responsibilities that Graham Capital would have with respect to the Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of Graham Capital in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion of the Fund.

The Trustees reviewed the portfolio management team at Graham Capital that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by Graham Capital, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding Graham Capital’s compliance programs as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing Graham Capital as a sub-advisor to the Fund, including the due diligence undertaken with respect to Graham Capital’s compliance capabilities, and efforts to integrate Graham Capital’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by Graham Capital to the Fund and its shareholders and were confident in the abilities of Graham Capital to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE. The Board noted that, as Graham Capital has not provided any services to the Fund, there was no investment performance of Graham Capital with respect to the Fund.  The Board considered the investment performance of Graham Capital in managing other investment products with similar investment objectives to the Sub-Advised Portion.  The Board also considered the proposed performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of Graham Capital in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by Graham Capital.  The Board also noted that it could not evaluate Graham Capital’s profitability with respect to the Fund since no assets had yet been allocated to Graham Capital.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to Graham Capital and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to Graham Capital were the product of arms-length negotiations between K2 Advisors and Graham Capital and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and Graham Capital in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and Graham Capital. The Trustees considered various other products, portfolios and entities that are advised by Graham Capital and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which Graham Capital may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring Graham Capital as a sub-advisor to the Fund, the Board considered the following: (1) the limited operating history of the Fund, (2) the considerable expenses the Fund is expected to incur in its first year of operation, which will largely be absorbed by K2 Advisors through expense waivers, and the Fund is not anticipated to generate significant, if any, profit for K2 Advisors and/or its affiliates for some time, (3) the sub-advisory fees to be paid to Graham Capital are the same as the fees charged by all of the Fund’s existing sub-advisors, other than one sub-advisor that charges a fee lower than the sub-advisory fees to be charged by Graham Capital, and (4) K2 Advisors’ belief that the hiring of Graham Capital as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by Graham Capital as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. Because the Fund had only recently commenced operations and Graham Capital had not provided any services to the Fund, the Board concluded that economies of scale were difficult to consider at this time.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with Graham Capital.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an investment management agreement dated September 25, 2013, with K2 Advisors and the Trust (the “Management Agreement”).  The Management Agreement was approved by the Board, including the Independent Trustees, on September 13, 2013. K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of February 28, 2014, over $882 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson (former Chairman and Director of FRI) and Rupert H. Johnson, Jr. (Vice Chairman and Director of FRI) are the principal shareholders of FRI. The Trustees of the Trust who are affiliated with K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management and advisory fees received by K2 Advisors and their affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays K2 Advisors a fee equal to an annual rate of 2.05% of the value of its net assets. The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed (and could be less than) 2.15% until October 4, 2014.  Under this fee and expense waiver, fees and expenses of the Fund (including management, administration and custody fees) will be waived equally among all classes and, to the extent necessary, transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which its class-specific transfer agency fees may be waived in a different amount. The management fees before and after such waiver as of the most recently completed fiscal year will be available in the Fund’s initial annual report to shareholders.

The Fund’s current sub-advisors are Chilton Investment Company, LLC (managing a long short equity strategy), Impala Asset Management, LLC (managing a long short equity strategy), Jennison Associates, LLC (managing a long short equity strategy), P. Schoenfeld Asset Management L.P. (managing an event driven strategy), York Registered Holdings, L.P. (managing an event driven strategy), Basso Capital Management, L.P. (managing a relative value strategy), Lazard Asset Management, LLC (managing a relative value strategy), Chatham Asset Management, LLC (managing a relative value strategy), Loomis Sayles & Company, L.P. (managing a relative value strategy), Independence Capital Asset Partners, LLC (managing a long short equity strategy), and Wellington Management Company, LLP (managing a long short equity strategy).

In order to gain exposure to commodities, the Fund has established a Cayman Islands-based company (“Subsidiary”) to invest in commodity-linked derivatives, including swaps, certain commodity linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the Assets allocated to it from time to time by K2 Advisors.  K2 Advisors pays each of the sub-advisors for their services from the management fees it receives from the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its initial fiscal year, and any subsequent semi-annual report to shareholders, will be available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.  A discussion of the basis for the Board’s approval of the Management Agreement will be available in the Fund’s initial semi-annual report to shareholders for the period ended November 30, 2013.

Principal Shareholders

The outstanding shares and classes of the Fund as of February 28, 2014, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of February 28, 2014, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of February 28, 2014, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund (except as shown in Exhibit A).  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Alternative Strategies Fund AS OF FEBRUARY 28, 2014

Franklin K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	4,970,466
Class C Shares	1,227,347
Class R Shares	1,097,561
Class R6 Shares	20,203,930
Advisor Class Shares	3,887,254
Total	31,386,558

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Alternative Strategies Fund as of February 28, 2014

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Franklin Resources, Inc. Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906	3,341,131	67.22
	Charles Schwab & Co, Inc. 211 Main Street San Francisco, CA 94105-1905	1,014,823	20.42
Class C Shares	Franklin Resources, Inc. Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906	1,097,466	89.42

                                                                                              A-1

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
	LPL Financial P.O. Box 509046 San Diego, CA 92150-9046	65,606	5.35
Class R Shares	Franklin Resources, Inc. Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906	1,097,466	99.99
Class R6 Shares

Franklin Resources, Inc.

Franklin Templeton Investments

One Franklin Parkway

San Mateo, CA 94403-1906

FT Growth Allocator Fund

One Franklin Parkway

San Mateo, CA 94403-1906

FT Conservative Allocation Fund

3344 Quality Drive

Rancho Cordova, CA 95670-7313

FT Moderate Allocation Fund

3344 Quality Drive

Rancho Cordova, CA 95670-7313

		1,097,466 4,335,456 5,157,034 8,622,053	5.43 21.46 25.52 42.68
Advisor Class Shares	Franklin Resources, Inc. Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906	3,341,131	85.95

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